Exhibit 4.6
COMMON STOCK QUIDEL CORPORATION INCORPORATION UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERIFIES THAT SPECIMEN IS THE OWNER OF CERTIFICATE OF STOCK FULLY PAID AND NON-ASSESSABLE SAHRES OF COMMON STOCK, $.001 PAR VALUE, OF (Hereinfater the “corporation transerable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this cerificate propertly endorsed this certifate is not valid until countersigned by the transfer agent and regisered by the feg star WITNESS the facimile seal of the corporation and facsimile signatures of its duly autyorized officers

QUIDEL CORPORATION
     The Corporation is authorized to issue Common Stock and Preferred Stock. A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof may be obtained by the holder hereof upon request and without charge from the Corporation at is principal executive office or from the Transfer Agent.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-	Custodian
(Cust) (Minor)
under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.
     For value received,                       hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                         shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.